                                                                    EXHIBIT 10.2

================================================================================

                           SERIES 200 _ - _ SUPPLEMENT

                            Dated as of _____, 200 _

                                       to

                                    INDENTURE

                    VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST

                                   as Issuer,

                                 VW CREDIT, INC.

                                  as Servicer,

                                       and

                            JPMORGAN CHASE BANK, N.A.

                              as Indenture Trustee

                        ---------------------------------

                    VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST
                             SERIES 200 _ - _ NOTES

================================================================================

      THIS SERIES SUPPLEMENT, dated as of ________, 200 _ (as amended, supplemented or otherwise modified, this "Series Supplement") to the Amended and Restated Indenture dated as of ________, 200 _ (as amended, supplemented or otherwise modified, the "Indenture"), among Volkswagen Credit Auto Master Owner Trust, a Delaware statutory trust (the "Issuer" or the "Trust"), VW Credit, Inc., a Delaware corporation (the "Servicer"), and JPMorgan Chase Bank, N.A., a national banking association, as Indenture Trustee (as indenture trustee and not in its individual capacity, the "Indenture Trustee").

      Section 2.1 of the Indenture provides that the Issuer may from time to time issue one or more new Series of Notes. The Principal Terms of any new Series of Notes are to be set forth in a Series Supplement. Pursuant to this Series Supplement, the Issuer and the Indenture Trustee shall create the Series 200 _ - _ Notes and specify the Principal Terms thereof. The Servicer is acknowledging this Series Supplement to agree to the terms hereof applicable to the Servicer.

                                   ARTICLE I

                     Creation of the Series 200 _ - _ Notes

      Section 1.01 Designation.

      (a) There is hereby created a Series of Notes to be issued pursuant to the Indenture and this Series Supplement to be known as the "Floating Rate Auto Dealer Loan Backed Notes, Series 200 _ - _ " (the "Series 200 _ - _ Notes"). The Series 200 _ - _ Notes shall be substantially in the form of Exhibit A hereto.

      (b) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

      (c) The Issuer shall issue and the Indenture Trustee shall authenticate and deliver to the Issuer the Series 200 _ - _ Notes in the initial aggregate principal amount of $ .

                                   ARTICLE II

                                   Definitions

      Section 2.01 Definitions. (a) Whenever used in this Series Supplement the following words and phrases shall have the following meanings.

      "Accumulation Period" means a period beginning at the close of business on the Accumulation Period Commencement Date and ending on the close of business of the earliest of (a) the date immediately preceding the date on which the Early Amortization Period commences and (b) the end of the Collection Period preceding the Payment Date on which the Invested Amount will be paid in full.

      "Accumulation Period Commencement Date" shall mean the first day of the Collection Period, but may be postponed pursuant to Section 4.12.

      "Additional Interest" shall have the meaning specified in Section 4.02.

      "Additional Noteholder Collections" shall mean, with respect to any Deposit Date, the sum of (a) the Additional Noteholder Non-Principal Collections for such Deposit Date and (b) the Additional Noteholder Principal Collections for such Deposit Date; provided, however, that the Additional Noteholder Collections shall be zero for any Collection Period with respect to which the Series 200 _ - _ Available Subordinated Amount is zero on the Determination Date immediately following the end of such Collection Period.

      "Additional Noteholder Non-Principal Collections" shall mean, for any Deposit Date an amount equal to the product of (x) the Residual Interestholder's Percentage for the related Collection Period, and (y) the Non-Principal Collections for such Deposit Date.

      "Additional Noteholder Principal Collections" shall mean, for any Deposit Date an amount equal to the product of (x) the Residual Interestholder's Percentage for the related Collection Period, and (y) the Principal Collections for such Deposit Date.

      "Adjustment Date" shall mean the second LIBOR Business Day preceding the first day of each Interest Period.

      "Agreement" shall mean the Amended and Restated Trust Sale and Servicing
Agreement dated as of       , 200 _ among VW Credit, Inc., as Servicer,
Volkswagen Dealer Finance, LLC, as Transferor, and Volkswagen Credit Auto Master Owner Trust, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

      "Available Noteholder Principal Collections" shall mean, with respect to any Payment Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Series 200 _ - _ Accumulation Period or any Early Amortization Period, for the related Collection Period, and (ii) Principal Collections deposited into the Collection Account for the related Collection Period, (b) the amount, if any, of Non-Principal Collections, Investment Proceeds, funds in the Reserve Account, and Additional Noteholder Collections allocated to cover the Series 200 _ - _ Noteholder Default Amount or to reverse Series 200 _ - _ Noteholder Charge-Offs, (c) Series 200 _ - _ Miscellaneous Payments on deposit in the Collection Account for the Payment Date, and (d) Excess Principal Collections, if any, allocated from other Series to the Series 200 _ - _ Notes to cover any Series 200 _ - _ Principal Shortfall for the Payment Date.

      "Calculation Agent" shall mean the Indenture Trustee or any other Calculation Agent selected by the Residual Interestholder which is reasonably acceptable to the Indenture Trustee.

      "Closing Date" shall mean      , 200 _ .

      "Controlled Accumulation Amount" shall mean an amount equal to (a) the aggregate outstanding balance of the Series 200 _ - _ Notes as of the Payment Date immediately preceding the first day of the Series 200 _ - _ Accumulation Period (after giving effect to any changes therein on such Payment Date), divided by (b) four, or if the Accumulation Period has been postponed pursuant to Section 4.12, the number of full Collection Periods that would fall within the Accumulation Period.

      "Controlled Deposit Amount" shall mean, with respect to any Payment Date, the excess, if any, of (a) the product of the Controlled Accumulation Amount and the number of Payment Dates from and including the first Payment Date that follows the first Collection Period in the Series 200 _ - _ Accumulation Period through and including such Payment Date (but not in excess of the applicable number in clause (b) of the definition of Controlled Accumulation Amount)), over
(b) the amounts on deposit in the Principal Funding Account, before giving effect to any withdrawals from or deposits to the Principal Funding Account on such Payment Date.

      "Deficiency Amount" shall have the meaning specified in Section 4.05.

      "Early Amortization Event" shall mean any Early Amortization Event specified in Section 5.17 of the Indenture, together with any additional Early Amortization Event specified in Section 6.01 of this Series Supplement.

      "Early Amortization Period" shall mean a period beginning on the day on which an Early Amortization Event specified in Section 5.17 of the Indenture or
Section 6.01 of this Series Supplement shall have occurred with respect to Series 200 _ - _ and terminating on the earliest of (a) the payment in full of the Invested Amount of and all accrued and unpaid interest on the Series 200 _ - _ Notes; (b) the Series 200 _ - _ Stated Maturity Date; and (c) the termination of the Early Amortization Period (and recommencement of the Revolving Period) for the Series 200 _ - _ Notes.

      "Excess Funding Account" shall have the meaning specified in the Agreement.

      "Expected Principal Payment Date" shall mean the        200_ Payment Date.

      "Final Payment Date" shall mean the earlier of (i) the Series 200 _ - _ Stated Maturity Date and (ii) the first Payment Date on which, after giving effect to all payments to be made on that Payment Date, the Invested Amount will be paid in full.

      "Floating Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which percentage shall never exceed 100% ) of a fraction, the numerator of which is the Invested Amount as of the last day of the immediately preceding Collection Period (after giving effect to the reinvestment to occur on the next Payment Date) and the denominator of which is the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of such last day.

      "Incremental Subordinated Amount" shall mean, with respect to any Determination Date, the result obtained by multiplying (a) a fraction, the numerator of which is the sum of (i) (A) the Invested Amount on the last day of the immediately preceding Collection Period or (B) with respect to the first Determination Date, the Invested Amount on the Closing Date and (ii) (A) the Series 200 _ - _ Available Subordinated Amount for such Determination Date (calculated without adding the Incremental Subordinated Amount for such Payment Date as described in clause (c) of the definition thereof) or (B) with respect to the first Determination Date, the product of the Invested Amount on the Closing Date and the Subordinated Percentage, and the denominator of which is the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) on such last day, by (b) the excess, if any, of (x) the Overconcentration

Amount and the aggregate amount of Ineligible Receivables on the Determination Date, over (y) the aggregate amount of Ineligible Receivables and Receivables in Accounts containing Dealer Overconcentrations (to the extent of the Dealer Overconcentrations) in each case that became Defaulted Receivables during the preceding Collection Period and that are subject to reassignment from the Trust, unless specified events of bankruptcy, insolvency or receivership relating to the Transferor or VCI have occurred.

      "Indenture" shall have the meaning set forth in the preamble to this Series Supplement.

      "Indenture Trustee" shall have the meaning set forth in the preamble to this Series Supplement.

      "Initial Payment Date" shall mean      , 200_.

      "Initial Invested Amount" shall mean $           .

      "Initial Reserve Account Deposit Amount" shall mean $       .

      "Interest Period" shall mean, for any Payment Date, the period from and including the preceding Payment Date to but excluding such Payment Date (or in the case of the Initial Payment Date, the period from and including the Initial Closing Date to but excluding the Initial Payment Date).

      "Interest Shortfall" shall have the meaning specified in Section 4.02.

      "Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Initial Invested Amount, minus (b) the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Principal Funding Account) made to Series 200 _ - _ Noteholders or deposited to the Principal Funding Account prior to such date, minus (c) the excess, if any, of the aggregate amount of Noteholder Charge-Offs prior to such date over Noteholder Charge-Offs reimbursed pursuant to Section 4.09 prior to such date.

      "Investment Proceeds" shall mean, with respect to any Determination Date and any Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Series 200 _ - _ Accounts, together with an amount equal to the Series 200 _ - _ Excess Funding Account Allocation Percentage of funds held in the Excess Funding Account.

      "Issuer" shall have the meaning set forth in the preamble to this Series Supplement.

      "LIBOR" shall mean, with respect to any Interest Period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") which appear on the Telerate Page 3750 as of approximately 11:00 a.m., London time, on the related Adjustment Date. If at least two such offered rates appear on the Telerate Page 3750, LIBOR will be the arithmetic mean (rounded, if necessary, to the nearest one-hundred thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such Interest Period will be determined at approximately 11:00 a.m., London time, on such Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Period will be the arithmetic mean (rounded as aforesaid) of the rates quoted at approximately 11:00 a.m., New York City time, on such Adjustment Date by one or more leading banks in New York, New York, selected by the Calculation Agent for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. For purposes of the foregoing definition, "Telerate Page 3750" means the display page so designated on The Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service or services that may be nominated by the British Banker's Association for the purpose of displaying London interbank offered rates for U.S. dollars deposits).

      "LIBOR Business Day" shall mean any day on which banking institutions in New York, New York and London, England are not required or authorized by law to be closed.

      "Monthly Interest" shall have the meaning specified in Section 4.02.

      "Monthly Payment Rate" shall mean, for any Collection Period, the percentage derived from dividing the Principal Collections for such Collection Period by the average daily Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) for such Collection Period.

      "Monthly Principal" shall have the meaning specified in Section 4.03.

      "Monthly Servicing Fee" shall have the meaning specified in Section 3.01.

      "Noteholder Charge-Offs" shall have the meaning specified in Section 4.09.

      "Noteholder Default Amount" shall mean, with respect to any Payment Date, an amount equal to the product of (a) the Defaulted Amount for the related Collection Period and (b) the Floating Allocation Percentage for the related Collection Period.

      "Noteholders Monthly Servicing Fee" shall have the meaning specified in
Section 3.01.

      "Noteholder Non-Principal Collections" shall mean, with respect to any Payment Date, an amount equal to the product of (a) the Floating Percentage for the related Collection Period and (b) the aggregate amount of Non-Principal Collections for the related Collection Period.

      "Noteholder Principal Collections" shall mean, with respect to any Payment Date, the sum of (a) the product of (i) the Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Accumulation Period or an Early Amortization Period, for the related Collection Period (or any partial Collection Period which occurs as the first Collection Period during an Early Amortization Period) and (ii) Principal Collections for the related Collection Period and (b) the amount, if any, of Non-Principal Collections, Investment Proceeds and Additional Noteholder Collections to be distributed pursuant to Section 4.06(a)(v), 4.06(a)(vi) or 4.08(b) on such Payment Date.

      "Note Rate" shall mean, with respect to any Interest Period, LIBOR for
such Interest Period plus      basis points (      %).

      "Payment Date Statement" shall have the meaning specified in Section 5.02(a).

      "Principal Allocation Percentage" shall mean, with respect to any Collection Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period, if such last day has occurred, or, if such last day has not occurred, as of the most recent Reset Date and the denominator of which is the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of such last day of the Revolving Period; provided, however, that, with respect to that portion of the Collection Period that falls after the date on which any Early Amortization Event occurs (other than an Early Amortization Event that has resulted in an Early Amortization Period that has ended as described in clause (c) of the definition thereof in this Series Supplement), the Principal Allocation Percentage shall be reset using the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of the close of business on the date on which such Early Amortization Event shall have occurred and Principal Collections shall be allocated for such portion of such Collection Period using such reset Principal Allocation Percentage.

      "Principal Funding Account" shall have the meaning specified in Section 4.04(b)(i).

      "Record Date" shall mean, with respect to any Payment Date, the close of business on the day preceding such Payment Date.

      "Redemption Price" shall mean, with respect to any Payment Date, the sum of (a) the Invested Amount of the Series 200 _ - _ Notes to be redeemed on the Determination Date preceding the Payment Date on which such redemption is to be made, (b) accrued and unpaid interest on the unpaid balance of the Series 200 _
- _ Notes (calculated on the basis of the outstanding principal balance of the Series 200 _ - _ Notes at the Note Rate as in effect during the applicable Interest Periods through the day preceding such Payment Date, and (c) without duplication with respect to any amounts due under clause (b) of this definition, any outstanding Additional Interest with respect to the Series 200 _ - _ Notes to be repurchased.

      "Required Participation Percentage" shall mean, with respect to Series 200 _ - _ , %; provided, however, that if at the close of business on the last day of any Collection Period the aggregate amount of Principal Receivables due from
each Dealer and each group of affiliated dealers is equal to or less than      %
of the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) on that last day, the Required Participation Percentage shall mean, for Series 200 _ - _ on that last day and for that Collection Period only,
     %; provided, further, that the Transferor may, reduce the Required Participation Percentage for Series 200 _ - _ to not less than %.

      "Required Subordinated Amount" shall mean, as of any date of determination, the sum of (a) the product of (i) the Subordinated Percentage and
(ii) the Invested Amount as of the opening of business on the date of determination and (b) the Incremental Subordinated Amount.

      "Required Subordination Draw Amount" shall have the meaning specified in
Section 4.05.

      "Reserve Account" shall have the meaning specified in Section 4.04(a)(i).

      "Reserve Account Deposit Amount" shall mean, with respect to any Payment Date, the amount, if any, by which (a) the Reserve Account Required Amount for such Payment Date exceeds (b) the amount of funds in the Reserve Account after giving effect to any withdrawals therefrom on such Payment Date.

      "Reserve Account Required Amount" shall mean, with respect to any Payment
Date, an amount equal to the product of (a)      % and (b) the outstanding
principal balance of the Series 200 _ - _ Notes on such Payment Date (after giving effect to any changes therein on such Payment Date).

      "Reset Date" shall mean the last day of a Collection Period.

      "Residual Interestholder" shall mean the holder of the Residual Interest.

      "Residual Interestholder's Collections" shall mean, with respect to any Collection Period, the sum of (a) the Residual Interestholder's Percentage of Non-Principal Collections for the related Collection Period, plus (b) the Residual Interestholder's Percentage of Principal Collections for the related Collection Period.

      "Residual Interestholder's Percentage" shall mean 100% minus (a) the aggregate Series' floating allocation percentages (including the Floating Allocation Percentage), when used with respect to Non-Principal Collections and Defaulted Receivables at all times and with respect to Principal Collections during the Revolving Period, and (b) the aggregate Series' principal allocation percentages (including the Principal Allocation Percentage), when used with respect to Principal Collections during the Accumulation Period and an Early Amortization Period (or any other Series' accumulation period or amortization period).

      "Revolving Period" shall mean the period beginning at the close of business on the Closing Date and terminating on the earliest of (a) the close of business on the day immediately preceding the Accumulation Period Commencement Date and (b) the close of business on the day an Early Amortization Period commences; provided, however, that, if any Early Amortization Period ends as described in clause (c) of the definition thereof in this Series Supplement, the Revolving Period will recommence as of the close of business on the day such Early Amortization Period ends.

      "Series Cut-Off Date" means       , 200_.

      "Series 200 _ - _ " shall mean the Series of Notes, the Principal Terms of which are specified in this Series Supplement.

      "Series 200 _ - _ Accounts" shall have the meaning specified in Section 4.04(d)(i).

      "Series 200 _ - _ Available Subordinated Amount" shall mean, for the first Determination Date, an amount equal to the Required Subordinated Amount. The Series 200 _ - _ Available Subordinated Amount for any subsequent Determination Date shall mean an amount equal to: (a) the lesser of (i) the Series 200 _ - _ Available Subordinated Amount for the preceding Determination Date, minus (A) the portion of Additional Noteholder Collections for the preceding Collection Period applied as the Required Subordination Draw Amount with respect to the preceding Payment Date to the extent provided in Section 4.08, plus, (B) the portion of Non-Principal Collections and Investment Proceeds for such preceding Payment Date treated as Available Noteholder Principal Collections pursuant to
Section 4.06(a)(vi)(B) and (ii) the product of the fractional equivalent of the Subordinated Percentage and the Invested Amount on such Determination Date; minus (b) in the case of clause (a)(i) (if the lesser of clause (a)(1) and (2) above is the amount in clause (a)(1) above) the Incremental Subordinated Amount for the preceding Determination Date; plus (c) the Incremental Subordinated Amount for the Determination Date; plus (d) the Subordinated Percentage of funds that are to be withdrawn from the Excess Funding Account on the succeeding Payment Date and paid to the Residual Interestholder or allocated to one or more Series; provided, however, that the Series 200 _ - _ Available Subordinated Amount may be increased on any Determination Date by the Residual Interestholder, in its sole discretion, by notice to the Indenture Trustee and the Owner Trustee on or before such Determination Date, provided, further, that once the Accumulation Period or any Early Amortization Period (other than an Early Amortization Period that has ended as described in clause (c) of the definition thereof in this Series Supplement), the Series 200 _ - _ Available Subordinated Amount shall be calculated based on the Invested Amount as of the close of business on the last day of the Revolving Period).

      "Series 200 _ - _ Excess Funding Amount" shall mean, with respect to the Series 200 _ - _ Notes, for any day, the product of (a) the Series 200 _ - _ Allocation Percentage on such day and (b) the amount on deposit in the Excess Funding Account on such day.

      "Series 200 _ - _ Excess Funding Account Allocation Percentage" shall mean a number, represented as a percentage, equal to the Series 200 _ - _ Required Participation Amount divided by the Trust Required Participation Amount.

      "Series 200 _ - _ Excess Principal Collections" shall mean that portion of Excess Principal Collections allocated to Series 200 _ - _ pursuant to Section 4.10.

      "Series 200 _ - _ Miscellaneous Payments" shall mean, with respect to any Payment Date, the product of (a) the Floating Percentage for such Collection Period and (b) Miscellaneous Payments with respect to the related Collection Period.

      "Series 200 _ - _ Noteholders" shall mean the Holders of Series 200 _ - _ Notes.

      "Series 200 _ - _ Notes" shall mean any one of the Notes executed by the Issuer and authenticated by the Indenture Trustee.

      "Series 200 _ - _ Principal Shortfall" shall mean, with respect to any Payment Date, an amount equal to the excess of (i) (x) for any Payment Date following the first full Collection Period of the Accumulation Period, the Controlled Deposit Amount, or (y) for any Payment Date with respect to an Early Amortization Period, the Invested Amount, over (ii) the Available Noteholder Principal Collections for such Payment Date (excluding any portion thereof attributable to Excess Principal Collections).

      "Series 200 _ - _ Stated Maturity Date" shall mean the       200_ Payment
Date, which shall be the Termination Date for Series 200 _ - _ .

      "Series Supplement" shall have the meaning set forth in the preamble to this Series Supplement.

      "Servicer Advances" shall have the meaning specified in Section 3.02 of this Series Supplement.

      "Servicing Fee Rate" shall mean, with respect to Series 200 _ - _ , 1% or, for any Payment Date in respect of which the Monthly Servicing Fee has been waived, 0%.

      "Subordinated Percentage" shall mean the percentage equivalent of a fraction, the numerator of which is the Subordination Factor and the denominator of which is the excess of the 100% over the Subordination Factor.

      "Subordination Factor" shall mean, initially,      %, except that if at
any time the rating of VWAG's or VCI's long-term unsecured debt is lowered below BBB - by Standard & Poor's or withdrawn by Standard & Poor's, the Subordination
Factor will thereafter be increased to      %, unless the Trust receives written
confirmation from Standard & Poor's that the failure to increase the Subordination Factor will not result in Standard & Poor's lowering or withdrawing its rating on the Series 200 _ - _ Notes.

      "Trust" shall have the meaning set forth in the preamble to this Series Supplement.

      "Trust Available Subordinated Amount" means the sum of the Series 200 _ - _ Available Subordinated Amount and the sum of the aggregate Available Subordinated Amounts for all other outstanding Series.

      (b) Notwithstanding anything to the contrary in this Series Supplement or the other Documents, the term "Rating Agency" shall mean, whenever used in this Series Supplement or such other Basic Documents with respect to Series 200 _ - _ , Moody's and Standard & Poor's. As used in this Series Supplement and the other Basic Documents with respect to Series 200 _ - _ , "highest investment category" shall mean (i) in the case of Standard & Poor's, A-l+, AAA, AAAm or AAAmG, as applicable, and (ii) in the case of Moody's, P-1 or Aaa, as applicable.

      (c) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in Appendix A to the Agreement. The definitions in Section 2.01 are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

      (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Series Supplement shall refer to this Series Supplement as a whole and not to any particular provision of this Series Supplement; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Series Supplement unless otherwise specified; and the term "including" means "including without limitation".

                                  ARTICLE III

                                  Servicing Fee

      Section 3.01 Servicing Compensation. The monthly servicing fee with respect to Series 200 _ - _ (the "Monthly Servicing Fee") shall be payable to the Servicer, in arrears, on each Payment Date in respect of any Collection Period (or portion thereof) occurring prior to the earlier of the first Payment Date following the Series 200 _ - _ Stated Maturity Date and the first Payment Date on which the Invested Amount is zero, in an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, and (b) the Floating Allocation Percentage of the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) as of the second preceding Reset Date; provided, however, that with respect to the first Payment Date and the second Payment Date, for purposes of clause (b) the Pool Balance shall be determined as of the Closing Date. The share of the Monthly Servicing Fee allocable to the Series 200 _ - _ Noteholders with respect to any Payment Date (the "Noteholders Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Invested Amount as of the second preceding Reset Date; provided, however, that with respect to the first Payment Date and the second Payment Date clause (b) shall be based on the Invested Amount on the Closing Date. The remainder of the Monthly Servicing Fee shall be paid by the Residual Interestholder and in no event shall the Trust, the Indenture Trustee or the Series 200 _ - _ Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Residual Interestholder; and the remainder of the Servicing Fee shall be paid by the Residual Interestholder and the Noteholders of other Series and the Series 200 _ - _ Noteholders, the Trust, the Indenture and the Owner Trustee shall in no event be liable for the share of the Servicing Fee to be paid by the Residual Interestholder or the Noteholders of other Series. The Noteholders Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution therefor in accordance with the terms of this Series Supplement.

            The Servicer shall be permitted, in its sole discretion, to waive the Monthly Servicing Fee for any Payment Date by notice to the Indenture Trustee on or before the related Determination Date; provided that the Servicer believes that sufficient Non-Principal Collections will be available on any future Payment Date to pay the Noteholders Monthly Servicing Fee relating to the waived Monthly Servicing Fee. If the Servicer so waives the Monthly Servicing Fee for any Payment Date, the Monthly Servicing Fee and the Noteholders Monthly Servicing Fee for such Payment Date shall be deemed to be zero for all purposes of this Series Supplement, the Indenture and the Agreement; provided, however, that such Noteholders Monthly Servicing Fee shall be paid on a future Payment Date solely to the extent amounts are available therefor pursuant to Section 4.06(a)(vii); and provided, further, that, to the extent any such waived

Noteholders Monthly Servicing Fee is so paid, the related portion of the Monthly Servicing Fee to be paid by the Residual Interestholder shall be paid by the Residual Interestholder to the Servicer.

      Section 3.02 Servicer Advances. On each Payment Date, the Servicer shall deposit into the Collection Account an advance in an amount equal to the lesser of (a) any shortfall in the amounts available to make the payments described in
Section 4.06(a)(ii), (iii) and (v) and (b) the aggregate scheduled monthly payments due on the Receivables but not received (or not received in full) during and prior to the related Collection Period (a "Servicer Advance"). However, the Servicer will not be obligated to make a Servicer Advance if the Servicer determines in its sole discretion that a Servicer Advance is not likely to be repaid from future cash flows from the Receivables. No Servicer Advances will be made with respect to Defaulted Receivables.

                                   ARTICLE IV

                   Rights of Series 200 _ - _ Noteholders and
                    Allocation and Application of Collections

      Section 4.01 Allocations; Payments to Residual Interestholder; Excess Principal Collections and Unallocated Principal Collections. (a) Non-Principal Collections, Principal Collections, Miscellaneous Payments and Defaulted Amounts allocated to Series 200 _ - _ pursuant to Article IV of the Agreement shall be allocated and distributed as set forth in this Article.

      (b) Subject to Section 4.01(d) below, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Collection Account and pay to the Residual Interestholder on the dates set forth below the following amounts:

            (i) on each Deposit Date:

                  (A) an amount equal to the Residual Interestholder's
            Percentage then in effect for the related Collection Period of Non-Principal Collections deposited in the Collection Account for such Deposit Date; and

                  (B) an amount equal to the Residual Interestholder's
            Percentage then in effect for the related Collection Period of Principal Collections deposited in the Collection Account for such Deposit Date,

if the Residual Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination
Date); and

            (ii) on each Deposit Date with respect to the Revolving Period, an amount equal to the Additional Noteholder Principal Collections for such Deposit Date, if the Residual Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds the Trust Available

      Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following such Determination Date); provided, however, that Additional Noteholder Principal Collections shall be paid to the Residual Interestholder with respect to any Collection Period only after an amount equal to the sum of
      (A) the Deficiency Amount, if any, relating to the immediately preceding Collection Period, and (B) the excess, if any, of the Reserve Account Required Amount over the amount in the Reserve Account on the immediately preceding Payment Date (after giving effect to the allocations of, distributions from, and deposits in, the Reserve Account on such Payment
      Date), has been deposited in the Collection Account from such Additional Noteholder Principal Collections.

            The withdrawals to be made from the Collection Account pursuant to this Section 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including Miscellaneous Payments, payment of the Redemption Price for the Series 200 _ - _ Notes pursuant to Section 10.1(b) of the Indenture, payment of the Redemption Price for the Series 200 _ - _ Notes pursuant to Section 7.01 of this Series Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to Section 5.4 of the Indenture.

      (b) The Servicer shall instruct the Indenture Trustee to withdraw from the Collection Account and deposit into the Reserve Account on Deposit Dates with respect to the Revolving Period, Additional Noteholder Principal Collections for such Deposit Date, up to the amount of the excess, if any, determined pursuant to Section 4.01(b)(ii)(B).

      Section 4.02 Monthly Interest. The amount of monthly interest ("Monthly Interest") with respect to the Series 200 _ - _ Notes on any Payment Date, shall be an amount equal to the product of (i) the Note Rate, (ii) the outstanding principal balance of the Series 200 _ - _ Notes as of the close of business on the preceding Payment Date (after giving effect to all repayments of principal made to Series 200 _ - _ Noteholders on such preceding Payment Date, if any) and
(iii) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360; provided, however, that with respect to the first such Payment Date, Monthly Interest shall be calculated based on the outstanding principal balance of the Series 200 _ - _ Notes on the Closing Date.

      On the Determination Date preceding each Payment Date, the Servicer shall determine the excess, if any (the "Interest Shortfall"), of (x) the aggregate Monthly Interest for the Interest Period applicable to such Payment Date over
(y) the amount which will be available to be distributed to Series 200 _ - _ Noteholders on such Payment Date in respect thereof pursuant to this Series Supplement. If the Interest Shortfall with respect to any Payment Date is greater than zero, an additional amount ("Additional Interest") equal to the product of (i) the Note Rate for the Interest Period commencing on the related Payment Date (or, for subsequent Interest Periods, the Note Rate for such subsequent Interest Period), (ii) such Interest Shortfall (or the portion thereof which has not been paid to Series 200 _ - _ Noteholders) and (iii) a fraction, the numerator of which is the amount of days elapsed in such Interest Period (or in a subsequent Interest Period) and the denominator of which is 360, shall be payable as provided herein with respect to the Series 200 _ - _ Notes on each Payment Date following such Payment Date to and including the Payment Date on which such Interest Shortfall is paid to Series 200 _ - _

Noteholders. Notwithstanding anything to the contrary herein, Additional Interest shall be payable or distributed to Series 200 _ - _ Noteholders only to the extent permitted by applicable law.

      Section 4.03 Determination of Monthly Principal. During an Early Amortization Period and on each Payment Date following the first Collection Period of the Accumulation Period, the amount of monthly principal (the "Monthly Principal") to be deposited by the Servicer into the Principal Funding Account shall be equal to the Available Noteholder Principal Collections; provided, however, that for each Payment Date (a) following the first Collection Period of the Accumulation Period, Monthly Principal shall equal the lesser of: (i) the Controlled Deposit Amount for such Payment Date (after giving effect to any deposits made from the Excess Funding Account) and (ii) the Invested Amount and
(b) during an Early Amortization Period, Monthly Principal shall not exceed the Invested Amount.

      Section 4.04 Establishment of Reserve Account and Funding Accounts.

            (a) (i) The Servicer, for the benefit of the Series 200 _ - _ Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Reserve Account") that shall be identified as the "Reserve Account for the Volkswagen Credit Auto Master Owner Trust, Series 200 _ - _ " and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200 _ - _ Noteholders. On the Closing Date, the Residual Interestholder shall cause to be deposited in the Reserve Account the Initial Reserve Account Deposit Amount.

            (ii) At the written direction of the Servicer, funds on deposit in the Reserve Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer that will mature so that such funds will be available at the close of business on or before the Business Day preceding the following Payment Date. All Eligible Investments shall be held by the Indenture Trustee for the benefit of the Series 200 _ - _ Noteholders. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Reserve Account received prior to such Payment Date shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds deposited in the Reserve Account on a Business Day (which immediately precedes a Payment Date) upon the maturity of any Eligible Investments are not required to be invested overnight.

            (b) (i) The Servicer, for the benefit of the Series 200 _ - _ Noteholders, shall establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), which shall be identified as the "Principal Funding Account for Volkswagen Credit Auto Master Owner Trust, Series 200 _ - _ " and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200 _ - _ Noteholders.

            (ii) At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Indenture

      Trustee for the benefit of the Series 200 _ - _ Noteholders. On each Payment Date all interest and other investment earnings (net of losses and investment expenses) on funds on deposit therein shall be applied as set forth in Section 4.06(a) of this Series Supplement. Funds on deposit in the Principal Funding Account shall be invested at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available on or before the close of business on the Business Day preceding the Payment Date. Funds deposited in the Principal Funding Account on a Business Day which immediately precedes the Expected Principal Payment Date or a Payment Date, as applicable, or funds deposited in respect of the maturity of any Eligible Investments on such Business Day, are not required to be invested overnight.

            (c) The Excess Funding Account shall be established and maintained in accordance with Section 4.1 of the Trust Sale and Servicing Agreement.

            (d) (i) The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in, and all Eligible Investments credited to, the Reserve Account and the Principal Funding Account (collectively the "Series 200 _ - _ Accounts") and in all proceeds thereof. The Series 200 _ - _ Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 200 _ - _ Noteholders. If, at any time, any of the Series 200 _ - _ Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Series 200 _ - _ Account meeting the conditions specified in paragraph (a)(i) or (b)(i) above, as applicable, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Series 200 _ - _ Account. Neither the Residual Interestholder, the Servicer nor any Person claiming by, through or under the Residual Interestholder, the Servicer or any such Person shall have any right, title or interest in, or any right to withdraw any amount from, any Series 200 _ - _ Account, except as expressly provided herein.
      Schedule 1, which is hereby incorporated into and made part of this Series Supplement, identifies each Series 200 _ - _ Account by setting forth the account number of each such account, the account designation of each such account and the name of the institution with which such account has been established. If a substitute Series 200 _ - _ Account is established pursuant to this Section, the Servicer shall provide to the Indenture Trustee an amended Schedule 1, setting forth the relevant information for such substitute Series 200 _ - _ Account.

            (ii) Pursuant to the authority granted to the Servicer in Section
      8.2 of the Indenture and 3.1(a) of the Agreement, the Servicer shall have the power, revocable by the Indenture Trustee, to make withdrawals and payments or to instruct the Indenture Trustee to make withdrawals and payments from the Series 200 _ - _ Accounts for the purposes of carrying out the Servicer's or Indenture Trustee's duties hereunder.

      Section 4.05 Deficiency Amount. With respect to each Payment Date, on the related Determination Date, the Servicer shall determine the amount (the "Deficiency Amount"), if any, by which (a) the sum of (i) Monthly Interest for such Payment Date, (ii) any Monthly Interest previously due but not distributed to the Series 200 _ - _ Noteholders on a prior Payment Date

(and interest thereon at the applicable rate), (iii) the Noteholders Monthly Servicing Fee for such Payment Date, and (iv) the Series 200 _ - _ Noteholder Default Amount, if any, for such Payment Date, exceeds (b) the sum of (i) Noteholder Non-Principal Collections for such Payment Date plus any Investment Proceeds with respect to such Payment Date and (ii) the amount of funds in the Reserve Account which are available pursuant to Section 4.08(a) to cover any portion of the Deficiency Amount. With respect to a Payment Date and the preceding Determination Date, the lesser of the Deficiency Amount as determined by the Servicer on such Determination Date and the Series 200 _ - _ Available Subordinated Amount for such Determination Date shall be the "Required Subordination Draw Amount".

      Section 4.06 Application of Noteholder Non-Principal Collections and Investment Proceeds. The Servicer shall cause the Indenture Trustee to apply, on each Payment Date, Noteholder Non-Principal Collections, Investment Proceeds and Available Noteholder Principal Collections to make the following distributions:

      (a) On each Payment Date, an amount equal to the sum of Noteholder Non-Principal Collections and any Investment Proceeds deposited in the Collection Account for the related Collection Period will be distributed in the following priority:

            (i) first, to the Servicer, for reimbursement of outstanding Servicer Advances;

            (ii) second, an amount equal to Monthly Interest for such Payment Date, plus the amount of any Monthly Interest previously due but not distributed to the Series 200 _ - _ Noteholders on a prior Payment Date (plus, but only to the extent permitted under applicable law, the amount of any Additional Interest for such Payment Date and any Additional Interest previously due but not distributed to the Series 200 _ - _ Noteholders on a prior Payment Date) shall be paid to the Series 200 _ - _ Noteholders;

            (iii) third, an amount equal to the Noteholders Monthly Servicing Fee for such Payment Date shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account or waived);

            (iv) fourth, an amount equal to the Reserve Account Deposit Amount, if any, for such Payment Date shall be deposited in the Reserve Account;

            (v) fifth, an amount equal to the Noteholder Default Amount, if any, for such Payment Date shall be treated as a portion of Available Noteholder Principal Collections for such Payment Date;

            (vi) sixth, in the following order of priority: (A) an amount equal to the aggregate amount of Noteholder Charge-Offs that have not been previously reimbursed as provided in Section 4.09 (after giving effect to the allocation on such Payment Date of any amount for that purpose pursuant to Section 4.09) shall be treated as a portion of the Available Noteholder Principal Collections with respect to such Payment Date and will increase the Invested Amount, and then (B) an amount equal to any reduction in the Series 200 _ - _ Available Subordinated Amount pursuant to clause (a)(1) of the definition of Series 200 _ - _ Available Subordinated Amount, and that has not been reversed pursuant to this
      Section 4.06(a)(vi)(B), will be treated as Available Noteholder

      Principal Collections with respect to such Payment Date and will increase the Series 200 _ - _ Available Subordinated Amount;

            (vii) seventh, an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived pursuant to
      Section 3.01 shall be distributed to the Servicer; and

            (viii) eighth, the balance, if any, shall be distributed to the Residual Interestholder.

      (b) On each Payment Date with respect to the Revolving Period, an amount equal to Available Noteholder Principal Collections for the related Collection Period shall be allocated first to make a deposit in the Excess Funding Account
(A) if the sum of (i) the Invested Amount and (ii) the amount on deposit in the Excess Funding Account (other than Investment Proceeds) prior to the allocation on such Payment Date is less than the outstanding principal balance of the Series 200 _ - _ Notes and (B) to the extent that the Pool Balance is less than the Required Participation Amount and second treated as Excess Principal Collections and applied in accordance with Section 4.3 of the Agreement.

      (c) On each Payment Date following the first Collection Period of the Accumulation Period or with respect to any Early Amortization Period, an amount equal to the Available Noteholder Principal Collections shall be distributed in the following priority:

            (i) first, an amount equal to Monthly Principal for such Payment Date shall be deposited by the Servicer or Indenture Trustee into the Principal Funding Account, in the case of each Payment Date following the first Collection Period of the Accumulation Period, or distributed to the Series 200 _ - _ Noteholders in accordance with Section 4.07(ii), in the case of any Early Amortization Period; and

            (ii) second, for each Payment Date following the first Collection Period of the Accumulation Period, unless an Early Amortization Event (other than an Early Amortization Event that has resulted in an Early Amortization Period that has ended as described in clause (c) of the definition thereof in this Series Supplement) has occurred, after giving effect to the transactions described in clause (i) above, an amount equal to the balance, if any, of such Available Noteholder Principal Collections shall be treated as Excess Principal Collections and applied in accordance with Section 4.3 of the Agreement and Section 4.10.

      Section 4.07 Distributions to Series 200 _ - _ Noteholders. The Servicer shall cause the Indenture Trustee to make the following distributions at the following times from the Collection Account, the Reserve Account, the Principal Funding Account and the Excess Funding Account:

            (i) on each Payment Date, all amounts on deposit in the Collection Account and the Reserve Account, that are payable to the Series 200 _ - _ Noteholders with respect to accrued interest shall be distributed to the Series 200 _ - _ Noteholders; and

            (ii) on the earlier of (i) the Expected Principal Payment Date and on each Payment Date thereafter, and (ii) on the first Payment Date following an Early

      Amortization Event (other than an Early Amortization Event that has resulted in an Early Amortization Period that has ended as described in clause (c) of the definition thereof in this Series Supplement) and on each Payment Date thereafter, as applicable, all amounts on deposit in the Principal Funding Account and the Excess Funding Account (with respect to any Payment Date following an Early Amortization Event) and all amounts on deposit in the Collection Account that are payable to the Series 200 _ - _ Noteholders with respect to principal, up to a maximum amount on any such day equal to the Invested Amount of the Series 200 _ - _ Notes, shall be distributed to the Series 200 _ - _ Noteholders. If on the Expected Principal Payment Date the sum of the amount on deposit in the Principal Funding Account and the Series 200 _ - _ share of amounts in the Excess Funding Account is less than the Invested Amount, then the Early Amortization Period for Series 200 _ - _ shall commence.

      Section 4.08 Application of Reserve Account and Series 200 _ - _ Available Subordinated Amount.

      (a) If Noteholder Non-Principal Collections and Investment Proceeds and Servicer Advances for any Payment Date are not sufficient to make the entire distributions required by Section 4.06(a)(ii), (iii) and (v), the Servicer shall cause the Indenture Trustee to withdraw funds from the Reserve Account and apply the withdrawn funds to complete the distributions as described in Section 4.06(a)(ii), (iii) and (v). However, during any Early Amortization Period funds will not be withdrawn from the Reserve Account to make distributions required by
Section 4.06(a)(v) to the extent that, after giving effect to the withdrawals,
the amount in the Reserve Account will be less than $      .

      (b) If, on any Payment Date, there is a Required Subordination Draw Amount for such Payment Date and such Payment Date is not the Final Payment Date, the Servicer shall apply or cause the Indenture Trustee to apply the Additional Noteholder Collections on deposit in the Collection Account on such Payment Date, but only up to the amount of the Required Subordinated Draw Amount, to make the distributions required by Sections 4.06(a)(ii), (iii) and (v) that have not been made through the application of funds from the Reserve Account in accordance with Section 4.08(a). If there is a Required Subordination Draw Amount for such Payment Date and such Payment Date is the Final Payment Date, the Servicer shall apply or cause the Indenture Trustee to apply the Additional Noteholder Collections on deposit in the Collection Account on such Payment Date but only up to the amount of the Required Subordinated Draw Amount, to make the distributions required by Sections 4.06(a)(ii), (iii) and (v) that have not been made through application of funds from the Reserve Account pursuant to Section 4.08(d). Any Additional Noteholder Collections remaining after application thereof pursuant to the first or second preceding sentence, as applicable, shall be treated as a portion of Noteholder Principal Collections for such Payment Date, but only up to the amount of unpaid Adjustment Payments allocated to Series 200 _ - _ . The amount of Additional Noteholder Collections applied in accordance with the first two sentences of this clause (b) shall reduce the Series 200 _ - _ Available Subordinated Amount in all other cases as described in clause (a)(i)(A) of the definition thereof. If the Required Subordination Draw Amount exceeds the Additional Noteholder Collections for such Payment Date, the Series 200 _ - _ Available Subordinated Amount shall be further reduced by the amount of such excess, but not by more than the sum of (x) the Noteholder Default Amount and (y) the amount of unpaid Adjustment Payments allocated to Series 200 _ - _ and not paid by the Transferor.

      (c) If, after giving effect to the allocations of, distributions from, and deposits in, the Reserve Account made pursuant to Sections 4.01(c), 4.04(a), 4.06(a)(iv) and 4.08(a), (i) the amount in the Reserve Account is greater than the Reserve Account Required Amount for such Payment Date , the Servicer shall cause the Indenture Trustee to distribute such excess amount to the Residual Interestholder, subject to the proviso contained in Section 4.08(e) or (ii) the amount in the Reserve Account is less than such Reserve Account Required Amount, then the Indenture Trustee shall deposit any remaining Additional Noteholder Collections on deposit in the Collection Account for such Payment Date after giving effect to Section 4.08(b) into the Reserve Account until the amount in the Reserve Account is equal to such Reserve Account Required Amount.

      (d) In the event that the Invested Amount is greater than zero on the Series 200 _ - _ Stated Maturity Date, any funds remaining in the Reserve Account after the application of funds as described herein will be treated as a portion of Available Noteholder Principal Collections for the Payment Date occurring on the Series 200 _ - _ Stated Maturity Date. After making such payments to the Series 200 _ - _ Noteholders, any funds remaining on deposit in the Reserve Account after the Final Payment Date shall be paid to the Residual Interestholder.

      (e) The balance of Additional Noteholder Collections on any Payment Date, after giving effect to any distributions thereof pursuant to Section 4.08(a),
(b), (c) or (d), shall be distributed to the Residual Interestholder on such Payment Date; provided, however, that, in the case of any remaining Additional Noteholder Principal Collections, if the Trust Available Subordinated Amount for the immediately preceding Determination Date exceeds the Residual Participation Amount on such date (determined after giving effect to any Principal Receivables transferred to the Trust on such Payment Date), Section 4.08(c)(i) shall not apply and the amount of such excess shall be deposited into the Reserve Account, with any remaining Additional Noteholder Principal Collections paid to the Residual Interestholder.

      Section 4.09 Noteholder Charge-Offs. If, on any Payment Date on which the Series 200 _ - _ Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such Payment Date) is zero and the Deficiency Amount for such Payment Date is greater than zero, the Invested Amount shall be reduced by the amount of the Deficiency Amount, but not by more than the Noteholder Default Amount for the Payment Date (a "Noteholder Charge-Off"). Noteholder Charge-Offs shall thereafter be reimbursed and the Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Noteholder Charge-Offs) by the sum of (a) Series 200 _ - _ Miscellaneous Payments with respect to such Payment Date and (b) the amount of Non-Principal Collections and Investment Proceeds allocated and available for that purpose pursuant to Section 4.06(a)(vi).

      Section 4.10 Excess Principal Collections.

      (a) That portion of Excess Principal Collections for any Payment Date equal to the amount of the Series 200 _ - _ Excess Principal Collections for such Payment Date shall be allocated to Series 200 _ - _ and shall be distributed as set forth in this Series Supplement.

      (b) Series 200 _ - _ Excess Principal Collections, with respect to any Payment Date, shall mean an amount equal to the Series 200 _ - _ Principal Shortfall for such Payment Date; provided, however, that, if the aggregate amount of Excess Principal Collections for all Series for such Payment Date is less than the aggregate amount of Principal Shortfalls for all Series for such Payment Date, then the Series 200 _ - _ Excess Principal Collections for such Payment Date shall equal the product of (x) Excess Principal Collections for all Series for such Payment Date and (y) a fraction, the numerator of which is the Series 200 _ - _ Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all Series for such Payment Date.

      Section 4.11 Excess Funding Account.

      (a) On the first Business Day of the Accumulation Period, the Series 200 _
- _ Excess Funding Amount shall be deposited in the Principal Funding Account; provided however, that such deposit shall not exceed the Outstanding Balance of the Series 200 _ - _ Notes. Thereafter, the Series 200 _ - _ Noteholders will not be entitled to any funds on deposit in the Excess Funding Account.

      (b) If any other Series is in an amortization, early amortization or accumulation period, the amounts of any withdrawals from the Excess Funding Account and allocable to such other Series shall be applied first to satisfy in full any then applicable funding or payment requirements of such Series and second to make a payment to the Residual Interestholder. If more than one other Series is in an amortization, early amortization or accumulation, the amounts of any withdrawals from the Excess Funding Account shall be allocated (and, if necessary, reallocated) among such Series as specified in the related Series Supplement to meet the funding or payment requirements of each such Series first to satisfy in full all then applicable funding or payment requirements of each such Series and second to make a payment to the Residual Interestholder.

      Section 4.12 Postponement of the Accumulation Period. The Servicer may elect to extend the Revolving Period and postpone the Accumulation Period by providing a written notice to the Indenture Trustee. Immediately upon receipt of such notice, the Indenture Trustee shall notify the Residual Interestholder, the Series 200 _ - _ Noteholders and each Rating Agency of the new Accumulation Period Commencement Date. The Servicer can make this election only if the number of months needed to fund the Principal Funding Account based on expected Principal Collections needed to pay the Outstanding Amount of the Series 200 _ - _ Notes in full on the Expected Principal Payment Date is less than months. On or before each Determination Date beginning with the Collection Period and ending when the Accumulation Period begins, the Servicer will review the amount of expected Principal Collections and determine the number of months expected to be required to fund the Principal Funding Account with an amount equal to the Outstanding Amount of the Series 200 _ - _ Notes in full on the Expected Principal Payment Date. Based on such review and determination, the Servicer may elect to postpone the Accumulation Period Commencement Date. In making its decision, the

Servicer must assume that the Monthly Payment Rate will be no greater than the lowest Monthly Payment Rate for the preceding twelve months; provided however, that the method for determining the number of months required to fully fund the Principal Funding Account may be changed upon receipt by the Indenture Trustee of written confirmation from the Servicer that the change will not result in a materially adverse effect on the Series 200 _ - _ Noteholders. In no case will the Accumulation Period be reduced to less than one month.

                                    ARTICLE V

                            Distributions and Reports
                         to Series 200 _ - _ Noteholders

      Section 5.01 Distributions. (a) On each Payment Date, the Indenture Trustee shall distribute to each Series 200 _ - _ Noteholder of record on the preceding Record Date (other than as provided in Section 2.7(c) of the Indenture respecting a final distribution) such Noteholder's pro rata share (based on the aggregate outstanding principal balance of the Series 200 _ - _ Notes held by such Noteholder) of the amounts on deposit in the Series 200 _ - _ Accounts or the Collection Account as is payable to the Series 200 _ - _ Noteholders on such Payment Date pursuant to Section 4.06 and 4.07.

      (b) Except as provided in Section 2.7(c) of the Indenture with respect to a final distribution, distributions to Series 200 _ - _ Noteholders hereunder shall be made by check mailed to each Series 200 _ - _ Noteholder at such Noteholder's address appearing in the Note Register without presentation or surrender of any Series 200 _ - _ Notes or the making of any notation thereon; provided, however, that, with respect to Series 200 _ - _ Notes registered in the name of a Depository, such distributions shall be made to such Depository in immediately available funds.

      Section 5.02 Reports and Statements to Series 200 _ - _ Noteholders. (a) At least two Business Days prior to each Payment Date, the Servicer will provide to the Indenture Trustee and to each Rating Agency, and on each such Payment Date, the Indenture Trustee shall forward to each Series 200 _ - _ Noteholder of record (the "Payment Date Statement"), a statement prepared by the Servicer setting forth certain information relating to the Trust and the Series 200 _ - _ Notes, including the information contemplated by Section 3.4 of the Trust Sale and Servicing Agreement as well as:

            (i) the Floating Allocation Percentage and the Principal Allocation Percentage for the preceding Collection Period;

            (ii) the Required Subordinated Draw Amount, if any, for the related Collection Period;

            (iii) the amount of the Noteholder Charge-Offs and the amounts of the reversals thereof for the related Collection Period;

            (iv) the Controlled Deposit Amount for the following Payment Date, if any;

            (v) the Series 200 _ - _ Available Subordinated Amount as of the last day of the preceding Collection Period;

            (vi) the Reserve Account balance for the Payment Date (after giving effect to all deposits and withdrawals to occur on the Payment Date); and

            (vii) the Principal Funding Account balance for the Payment Date (after giving effect to all deposits and withdrawals to occur on the Payment Date).

      (b) A copy of each statement provided pursuant to paragraph (a) will be made available for inspection at the Corporate Trust Office. The Indenture Trustee shall make each Payment Date Statement available each month to the Series 200 _ - _ Noteholders and any other parties to the Basic Documents via the Indenture Trustee's internet website. The Indenture Trustee shall also supply a paper copy of any Payment Date Statement to any Person that requests it. The Indenture Trustee shall be permitted to change the method by which Payment Date Statements are distributed in order to make such distribution more convenient and/or more accessible to the parties to the Basic Documents and the Series 200 _ - _ Noteholders. The Indenture Trustee shall provide timely and adequate notification to the Series 200 _ - _ Noteholders and the parties to the Basic Documents of any such change.

      (c) On or before January 31 of each calendar year, beginning with calendar year 2006, the Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 200 _ - _ Noteholder (or Note Owner), a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 200 _ - _ Noteholders as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person (or any related Note Owner) was a Series 200 _ - _ Noteholder, together with other information for such period as is required to be provided by an issuer of indebtedness under the Internal Revenue Code and such other customary information as is necessary to enable the Series 200 _ - _ Noteholders (or Residual Interestholder) to prepare their tax returns. Such obligation of the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Internal Revenue Code as from time to time in effect.

                                   ARTICLE VI

                            Early Amortization Events

      Section 6.01 Additional Amortization Events.

      (a) Except as provided in Section 6.01(b), the occurrence of any of the following events shall, immediately upon the occurrence thereof without notice or other action on the part of the Indenture Trustee or the Series 200 _ - _ Noteholders, be deemed to be an Early Amortization Event solely with respect to Series 200 _ - _ :

            (i) on any Determination Date, the average of the Monthly Payment
      Rates for the three preceding Collection Periods is less than      %;

            (ii) on any Determination Date, the Series 200 _ - _ Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on such Determination Date, after giving effect to the distributions to be made on the next Payment Date;

            (iii) any Servicing Default occurs;

            (iv) failure on the part of the Transferor, the Servicer or VCI, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein; or (b) to deliver a Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five Business Days); (c) to comply with its covenant not to create any lien on a Receivable; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice of such failure;

            (v) any representation or warranty made by VCI in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Noteholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such 60 day period in accordance with the provisions of the Trust Sale and Servicing Agreement; and

            (vi) the occurrence of an Event of Default with respect to the Series 200 _ - _ Notes and the declaration that the Series 200 _ - _ Notes are due and payable pursuant to Section 5.2 of the Indenture.

      (b) In the case of any event described in Section 6.01(a)(iii), (iv), (v) and (vi) above, an Early Amortization Event with respect to Series 200 _ - _ will be deemed to have occurred only if, after the applicable grace period described in such clauses, either (i) the Indenture Trustee or (ii) Series 200 _
- _ Noteholders holding Series 200 _ - _ Notes evidencing more than 50% of the aggregate unpaid principal amount of the Series 200 _ - _ Notes, by written notice to the Trust, the Transferor and the Servicer (and the Indenture Trustee, if such notice is given by Series 200 _ - _ Noteholders) declare that an Early Amortization Event has occurred as of the date of such notice.

      Section 6.02 Recommencement of the Revolving Period. If any Early Amortization Event (other than an Early Amortization Event described in Section
5.17 of the Indenture) occurs, the Revolving Period will recommence following receipt of (i) written confirmation by each Rating Agency (other than Moody's) that its rating of the Series 200 _ - _ Notes will not be withdrawn or lowered as a result of such recommencement and (ii) the consent of Noteholders evidencing more than 50% of the aggregate unpaid principal amount of the Series 200 _ - _ Notes to such recommencement, provided that no other Early Amortization Event that has not been cured or waived as described herein has occurred and the scheduled termination of the Revolving Period has not occurred.

                                   ARTICLE VII

                               Optional Repurchase

      Section 7.01 Optional Repurchase.

      (a) On any Payment Date occurring after the date on which the Invested Amount of Series 200 _ - _ is reduced to $ or less (which amount shall equal 10% of the initial outstanding principal balance of the Series 200 _ - _ Notes), if VCI is the Servicer, then the Servicer shall have the option to redeem the Series 200 _ - _ Notes in whole but not in part at a purchase price equal to the Redemption Price for such Payment Date.

      (b) The Servicer shall give the Indenture Trustee at least 10 days' prior written notice of the Payment Date on which the Servicer intends to exercise such purchase option. Not later than 12:00 noon, New York City time, on such Payment Date, the Servicer shall deposit an amount equal to the sum of (i) the Series 200 _ - _ Excess Funding Amount (in a maximum amount not exceeding the Redemption Price) and (ii) the excess, if any, of the Redemption Price over the amount calculated in clause (i) into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Redemption Price. The Redemption Price shall be distributed as set forth in
Section 8.01.

                                  ARTICLE VIII

                               Final Distributions

      Section 8.01 Acquisition of Notes Pursuant to Section 10.1 of the Indenture; Distributions pursuant to Section 7.01 of this Series Supplement or
Section 8.04 of the Indenture.

      (a) The amount to be paid by the Transferor to the Principal Distribution Account with respect to Series 200 _ - _ Notes in connection with a purchase of the Notes pursuant to Section 10.1 of the Indenture shall equal the Redemption Price for the Payment Date on which such repurchase occurs.

      (b) With respect to the Redemption Price deposited into the Collection Account pursuant to Sections 7.01 or 8.01 of this Series Supplement or Section 10.1(b) of the Indenture, the Indenture Trustee shall, not later than 12:00 noon (New York City time), on the Payment Date on which such amounts are deposited (or, if such date is not a Payment Date, on the immediately following Payment
Date): (x) deposit an amount equal to the Invested Amount on such date into the Principal Funding Account and (y) deposit an amount equal to the sum of (i) Monthly Interest for such Payment Date, (ii) any Monthly Interest previously due but not distributed on a prior Payment Date, and (iii) the amount of Additional Interest, if any, for such Payment Date and any Additional Interest previously due but not distributed on a prior Payment

Date, in the Collection Account with such funds designated by the Indenture Trustee as being held for the benefit of the Series 200 _ - _ Noteholders.

      (c) Notwithstanding anything to the contrary in this Series Supplement or the Indenture, the entire amount deposited in the Principal Funding Account and the Collection Account pursuant to Section 7.01 or 8.01 hereof and all other amounts on deposit therein shall be distributed in full to the Series 200 _ - _ Noteholders on such date and any distribution made pursuant to paragraph (b) above shall be deemed to be a final distribution pursuant to Section 8.4 of the Indenture with respect to the Series 200 _ - _ Notes.

      Section 8.02 Disposition of Principal Receivables Pursuant to Section 5.4 of the Indenture.

      (a) In accordance with Section 5.4 of the Indenture, in the event that the aggregate outstanding principal amount of the Series 200 _ - _ Notes is greater than zero on the Series 200 _ - _ Stated Maturity Date (after giving effect to deposits and distributions otherwise to be made on such Series 200 _ - _ Stated Maturity Date), upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold Principal Receivables (or interests therein) in an amount such that the proceeds of such sale equal the Invested Amount of, and accrued and unpaid interest on, the Series 200 _ - _ Notes on such Series 200 _
- _ Stated Maturity Date (after giving effect to such deposits and distributions); provided, however, in no event shall such amount exceed the sum of the Invested Amount and the Series 200 _ - _ Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following such Determination Date). The net proceeds of such sale and any Collections on the Principal Receivables shall be paid pro rata to the Series 200 _ - _ Noteholders on the Series 200 _ - _ Stated Maturity Date as the final payment of the Series 200 _ - _ Notes (in an amount, with respect to principal, not to exceed the Invested Amount), and the Series 200 _ - _ Noteholders shall not receive any additional payments with respect to the Series 200 _ - _ Notes.

      (b) In accordance with Section 5.4 of the Indenture, in the event that an Event of Default relating to the failure to make any required payment of interest or principal on the Series 200 _ - _ Notes has occurred and the Series 200 _ - _ Notes have been declared due and payable, on the direction of the holders of a majority of the aggregate outstanding principal amount of the Controlling Class of the Series 200 _ - _ Notes, upon receipt of an Opinion of Counsel to the effect that its action will not result in the Trust being characterized as an association (or publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold an interest in the Receivables or certain Receivables in an amount such that the net proceeds of such sale equal the Invested Amount of, and accrued and unpaid interest on, the Series 200 _ - _ Notes then outstanding on such date; provided, however, in no event shall such amount exceed the sum of the Invested Amount and the Series 200 _ - _ Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made prior to such date). The net proceeds of such sale will be paid pro rata to the Series 200 _ - _ Noteholders in an amount up to the Invested Amount of and accrued and unpaid interest on the Series 200 _ - _ Notes and the

Series 200 _ - _ Noteholders shall not receive any additional payments with respect to the Series 200 _ - _ Notes.

                                   ARTICLE IX

                             Other Series Provisions

      Section 9.01 Additional Covenants. Except for the conveyance hereunder to the Indenture Trustee, the Issuer shall not sell, pledge, assign or transfer to any other Person any rights it might have to funds on deposit in the Reserve Account, the Principal Funding Account, the Excess Funding Account or Investment Proceeds with respect thereto.

      Section 9.02 Tax Treatment. The Issuer has entered into the Agreement and this Series Supplement and the Series 200 _ - _ Notes have been issued with the intention that the Series 200 _ - _ Notes will qualify under applicable tax law as indebtedness of the Issuer secured by the Trust assets attributable to the Series 200 _ - _ Notes. The Issuer, each Beneficiary and each Series 200 _ - _ Noteholder and Note Owner, by the acceptance of its Series 200 _ - _ Note or Book-Entry Note, as applicable, agrees to treat the Series 200 _ - _ Notes as indebtedness of the Issuer secured by the Trust assets attributable to the Series 200 _ - _ Notes, for Federal income taxes, state and local income, franchise and/or value added taxes and any other taxes imposed on or measured by income in whole or in part.

                                   ARTICLE X

                            Miscellaneous Provisions

      Section 10.01 Ratification of Agreement. As supplemented by this Series Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

      Section 10.02 Counterparts. This Series Supplement may be executed in two or more counterparts (and by different parties on separate counterparts) each of which shall be an original, but all of which together shall constitute one and the same instrument.

      Section 10.03 Dealer Concentrations. So long as this Series 200 _ - _ shall be outstanding, on the last day of each Collection Period, the Servicer shall determine if the aggregate amount of Principal Receivables due from each Dealer and each group of affiliated Dealers on such date is less than or equal to % of the Pool Balance (excluding the amount on deposit in the Excess Funding Account, if any) on such date. The Servicer shall promptly provide the Indenture Trustee a report setting forth the basis for such determination. The Indenture Trustee upon request from any Rating Agency will make such report available to such Rating Agency.

      Section 10.04 CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND

REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 10.05 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Series Supplement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Appendix B to the Trust Sale and Servicing Agreement; and

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective officers as of the day and year first above written.

                                VOLKSWAGEN CREDIT AUTO MASTER
                                OWNER TRUST

                                By: The Bank of New York, not in its individual capacity, but solely as Owner Trustee

                                By:____________________________________________
                                   Name:
                                   Title:

                                VW CREDIT, INC., as Servicer,

                                By:____________________________________________
                                   Name:
                                   Title:

                                By:____________________________________________
                                   Name:
                                   Title:

                                JPMORGAN CHASE BANK, N.A.,
                                as Indenture Trustee

                                By:____________________________________________
                                   Name:
                                   Title:

                                    EXHIBIT A

                          FORM OF SERIES 200 _ - _ NOTE

      UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THE PRINCIPAL OF THIS NOTE MAY BE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

REGISTERED                                                               Initial
                                                           Principal Balance:(1)
                                                                               $

Note No. R-
                                                                       CUSIP NO.

                    VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST

                         FLOATING RATE AUTO DEALER LOAN
                         BACKED NOTES, SERIES 200 _ - _

      Volkswagen Credit Auto Master Owner Trust, a Delaware statutory trust (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of MILLION DOLLARS, on the earlier of the 200_ Payment Date (the "Series 200 _ - _ Stated Maturity Date") and the Redemption Date, if any, pursuant to Section 10 of the Indenture (referred to on the reverse side hereof), unless principal on the Notes is partially payable on a Payment Date earlier than the Series 200 _ - _ Stated Maturity Date and the Redemption Date on such payment date pursuant to Section
4.06 of the Series 200 _ - _ Supplement, dated as of , 200 _ (the "Series Supplement"), among the Issuer, VW Credit, Inc., as Servicer (the "Servicer" or "VCI"), and JPMorgan Chase Bank, N.A., a national banking association, as Indenture Trustee (the "Indenture Trustee"). The Issuer will pay interest on this Note at the Note Rate, on each Payment Date until the principal of this
Note is paid or made available for payment, on the principal amount of this Note outstanding on the close of business on the day preceding such Payment Date, subject to certain limitations contained in Section 4.02 of the Series Supplement and Article 4 of the Trust Sale and Servicing Agreement (referred to on the reverse side hereof). Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding the then current Payment Date or, if no interest has yet been paid, from the 200_ Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified in the Series Supplement and the Trust Sale and Servicing Agreement.

      Capitalized terms used but not defined herein are defined in Appendix A of the Trust Sale and Servicing Agreement or the Series Supplement.

      The Notes are secured by certain assets of the Issuer consisting primarily of wholesale (i.e., dealer floorplan) receivables (the "Receivables") generated from time to time in the ordinary course of business in a portfolio of revolving financing arrangements (the "Accounts") of VCI meeting certain eligibility criteria. This note (the "Note") does not represent an interest in, or obligation of, Volkswagen Dealer Finance, LLC (the "Transferor" or "VDF"), VCI, Volkswagen AG, Volkswagen of America, Inc. or any affiliate thereof.

----------
(1) Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

      Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture, the Series 200 _ - _ Supplement or the Trust Sale and Servicing Agreement or be valid for any purpose.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      IN WITNESS WHEREOF, the Transferor has caused this Note to be duly executed.

                                  VOLKSWAGEN CREDIT AUTO MASTER
                                  OWNER TRUST,

                                  By The Bank of New York, not in its individual capacity but solely as the Owner Trustee

                                  By:___________________________________________
                                      Name:
                                      Title:

Dated:_______________

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned the Indenture.

JPMORGAN CHASE BANK, N.A.,
as Indenture Trustee

by_______________________________
   Authorized Officer

                                 REVERSE OF NOTE

      This certifies that Cede & Co. (the "Series 200 _ - _ Noteholder"), is the registered owner of the Note which is secured by certain assets of the VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST (the "Trust") created by an Amended and Restated Trust Agreement, dated as of , 200 _ , between VDF and The Bank of New York, as Owner Trustee (the "Owner Trustee"). The Notes are issued pursuant to an Amended and Restated Indenture, dated as of , 200 _ (the "Indenture"), between the Trust and JPMorgan Chase Bank, N.A., as Indenture Trustee (the "Indenture Trustee") and are subject to the terms of the Indenture, the Amended and Restated Trust Sale and Servicing Agreement, dated as of , 200 _ (the "Trust Sale and Servicing Agreement"), among VCI, VDF and the Issuer and the Series 200 _ - _ Supplement, dated as of , 200 _ (the "Series Supplement"), among the Issuer, VCI and the Indenture Trustee.

      The corpus of the Trust includes the Issuer's right, title and interest in, to and under (a) all Receivables, all Collateral Security with respect thereto, all monies due or to become due thereon (including all interest thereon accruing after the Initial Cut-Off Date, whether paid or payable) and all amounts received with respect thereto and all proceeds thereof (including "proceeds" as defined in Section 9-102 of the UCC) and Recoveries, existing in Accounts on the Initial Cut-Off Date, generated in the Accounts after the Initial Cut-Off Date and Receivables existing in or generated in any Accounts designated to the Trust on any Addition Date; (b) the Trust Sale and Servicing Agreement (including the rights of VDF under the Receivables Purchase Agreement assigned to the Issuer pursuant to the Trust Sale and Servicing Agreement); (c) all Collections; (d) all funds on deposit in the Trust Accounts; (e) any Enhancement issued for a Series or class of Notes; (f) a security interest in the Vehicles; and (g) any proceeds of the foregoing (collectively, the "Collateral").

      The Receivables consist of advances made directly or indirectly by VCI to domestic automobile and/or light duty truck dealers franchised by Volkswagen of America, Inc. or other automobile and/or light duty truck manufacturers.

      The Issuer may issue one or more additional series of Notes in accordance with the terms and conditions authorized by or pursuant to a Series Supplement. The additional series of Notes will be secured by certain of the Trust Assets.

      This Note is issued under and is subject to the terms, provisions and conditions of the Trust Sale and Servicing Agreement, Indenture and the Series Supplement to which, as each may be amended and supplemented from time to time, the Noteholder by virtue of the acceptance hereof assents and is bound. Although a summary of certain provisions of the Trust Sale and Servicing Agreement, Indenture and Series Supplement are set forth below, this Note does not purport to summarize the Trust Sale and Servicing Agreement, Indenture or Series Supplement and reference is made to the Trust Sale and Servicing Agreement, Indenture and Series Supplement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Indenture Trustee. A copy of the Trust Sale and Servicing Agreement, Indenture and Series Supplement (without schedules and exhibits) may be requested from the Indenture Trustee by writing to the Indenture

Trustee at JPMorgan Chase Bank, N.A., 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: [Global Corporate Trust Services]. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Trust Sale and Servicing Agreement or the Series Supplement. In the event of any conflict between this Note, on the one hand, and the Indenture, the Trust Sale and Servicing Agreement or the Series Supplement on the other hand, the Indenture, the Trust Sale and Servicing Agreement or such Series Supplement shall control.

      The Transferor has entered into the Trust Sale and Servicing Agreement and the Series Supplement and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable law as indebtedness of the Transferor secured by the Receivables. The Transferor, each Beneficiary and each Noteholder and Note Owner, by the acceptance of its Note or Book-Entry Note, as applicable, agrees to treat the Notes as indebtedness of Transferor secured by the Receivables for Federal income taxes, state and local income, franchise and/or value added taxes and any other taxes imposed on or measured by income in whole or in part.

      On each Payment Date, the Indenture Trustee shall distribute to each Noteholder at the close of business on the day preceding such Payment Date (each a "Record Date") such Noteholder's pro rata share of such amounts on deposit in the Collection Account and any Series Account are payable in respect of Notes pursuant to the Trust Sale and Servicing Agreement and Series Supplement. Distributions with respect to this Note will be made by the Indenture Trustee by check mailed to the address of the Noteholder of record appearing on the Note Register without the presentation or surrender of this Note or the making of any notation thereon (except for the final distribution in respect of this Note) except that with respect to Notes registered in the name of a Depository, including Cede & Co., the nominee for DTC, distributions will be made in immediately available funds. Final payment of this Note will be made only upon presentation and surrender of this Note at the office or agency specified in the notice of final distribution delivered by the Indenture Trustee to the Noteholder in accordance with the Indenture.

      On the Payment Date occurring after the date on which the Invested Amount of Series 200 _ - _ is reduced to $ or less (which amount shall equal 10% of the initial outstanding principal balance of the Series 200 _ - _ Notes), if VCI is the Servicer, then the Servicer has the option, subject to the condition set forth in Section 7.01 of the Series Supplement, to redeem the Series 200 _ - _ Notes. The purchase price will be equal to the Redemption Price for such Payment Date (as defined in the Series Supplement).

      This Note does not represent an obligation of, or an interest in Volkswagen AG, Volkswagen of America, Inc., the Transferor, the Servicer, or any affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality. This Note is limited in right of payment to certain Collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Trust Sale and Servicing Agreement and Series Supplement.

      The Trust Sale and Servicing Agreement may be amended from time to time (including in connection with the issuance of a Supplemental Note) by the Servicer, the Transferor and the Trust, without the consent of any of the Noteholders, so long as any such action shall not, as evidenced by an Officer's Certificate delivered by the Transferor, adversely affect in any material respect the interests of any Noteholder. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's rights, duties or immunities under the Trust Sale and Servicing Agreement or otherwise. Notwithstanding anything contained therein to the contrary, the Owner Trustee may at any time and from time to amend, modify or supplement the form of Payment Date Statement.

      The Trust Sale and Servicing Agreement may also be amended from time to time (including in connection with issuance of a Supplemental Note) by the Servicer, Transferor and the Trust with the consent of the Holders of Notes evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of the Series adversely affected in any material respect, for the purpose of adding any provisions to or changing any manner or eliminating any of the provisions of the Trust Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment to the Trust Sale and Servicing Agreement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made the Noteholders or deposits of amounts to be so distributed without the consent of each affected Noteholder; (ii) change the definition or the manner of calculating any Noteholders' interest without the consent of each affected Noteholder; (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of the Noteholders; or (iv) adversely affect the rating of any Series or class of Notes by any Rating Agency without the consent of the holders of notes of such Series or class of Notes evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of Series or Class of Notes.

      The Issuer and Indenture Trustee may enter into one or more indenture supplements from time to time, without the consent of any Noteholders, for any of the following purposes: (i) to correct or amplify the description of any property at any time subject to the lien of the Indenture; (ii) to evidence the succession of another Person to the Issuer, and the assumption by any other successor of the covenants of the Issuer contained in the Indenture and in this Note; (iii) to add to the covenants of the Issuer for the benefit of the Noteholders; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or to correct any provision of the Indenture which may be inconsistent with any other provision of the Indenture; (vi) to evidence or provide for the acceptance of the appointment by a successor trustee with respect to the Notes; and (viii) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture with the Trust Indenture Act. In addition the Issuer and Indenture Trustee may enter into one or more indenture supplements, without the consent of any Noteholders, from time to time, so long as such supplement shall not, as evidenced by an Officer's Certificate, adversely affect in any material respect the interests of any Noteholder unless such Noteholders' consent is obtained.

      The Issuer and Indenture Trustee may enter into one or more indenture supplements from time to time with the written consent of the Holders of not less than a majority of the principal amount of the Controlling Class of each Series of Notes affected thereby, for the purpose of adding any provisions to or changing any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided, however, that no such indenture supplement shall (i) reduce in any manner the amount of or delay the timing of distributions to be made the Noteholders or deposits of amounts to be so distributed without the consent of each affected Noteholder;
(ii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture; (iii) impair the right to institute suit for the enforcement of specified provision of the Indenture regarding payment;
(iv) reduce the percentage of the aggregate outstanding principal amount of the Notes required to direct the Indenture Trustee to sell liquidate the Trust Estate, if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes; (v) modify any provision of Section 9.2 of the Indenture to decrease the required minimum percentage necessary to approve any amendment to any provisions of this Indenture; (vi) modify the provisions of the Indenture regarding the voting of Notes held by the Issuer or the Transferor; or (vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of the Indenture with respect to any part of the Trust Estate.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register of the Note Registrar upon surrender of this Note for registration of transfer at the office or agency maintained by the Note Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Note Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized, and thereupon one or more new Notes of authorized denominations evidencing the same aggregate fractional undivided interest will be issued to the designated transferee or transferees.

      The Notes are issuable only as registered Notes without coupons in denominations specified in the Indenture.

      As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for new Notes of a like Series and class and aggregate principal amount as requested by the Noteholder surrendering such Notes. No service charge may be imposed for any such exchange but Indenture Trustee may require payment of sums sufficient to cover a tax or other governmental charge that may be imposed in connection therewith.

      The Servicer, the Indenture Trustee, the Transferor and the Note Registrar and any agent of any of them, may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Servicer nor the Indenture Trustee, the Transferor and Note Registrar, nor any agent any of them, shall be affected by notice to the contrary except in certain circumstances described in the Indenture.

                                   ASSIGNMENT

Social Security or other identifying number of assignee

____________________________________________________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
________________________________________________________________________________
             (name and address of assignee)

the within note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________, attorney, to transfer said note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:_____________________                      _______________________________
                                                      Signature Guaranteed:

                                                 _______________________________

----------
(*) NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the reverse of the within Note in every particular, without alternation, enlargement or any change whatsoever.